SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   November 14, 2006

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Juris-	(Commission	(I.R.S. Employer
diction of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement

On November 14, 2006, deCODE genetics, Inc. (“deCODE”), entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $65,000,000 of its 3.50% Senior Convertible Notes due 2011 (the “Notes”) to Lehman Brothers, Inc. and Piper Jaffray & Co. (together, the “Initial Purchasers”).  The description of the Purchase Agreement in this report is a summary only and is qualified in its entirety by the terms of the Purchase Agreement, which is attached hereto as Exhibit 10.01 and is incorporated herein by reference.

The Initial Purchasers expect to resell the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 at a price of 70% of par.  deCODE estimates that the net proceeds from the sale of the Notes will be approximately $43 million.  The closing of the purchase of the Notes by the Initial Purchasers is expected to occur on November 17, 2006.

The Purchase Agreement also granted the Initial Purchasers an over-allotment option to purchase up to an additional $15,000,000 aggregate principal amount of the Notes.

Copies of the press releases issued by deCODE in connection with the offering of the Notes are attached to this Current Report on Form 8-K as Exhibit 99.1 and 99.2.

Item  9.01.   Financial Statements and Exhibits

(c)            Exhibits

10.01	Purchase Agreement dated November 14, 2006 between deCODE genetics, Inc. and Lehman Brothers, Inc., as Representative of the Initial Purchasers.

99.1	Press Release issued November 13, 2006.

99.2	Press Release issued November 14, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

By:	/s/ Kari Stefansson
Kari Stefansson,
President, Chief Executive Officer

Dated:  November 15, 2006